                                                                    EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                     OF THE

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ACCESS INTEGRATED TECHNOLOGIES, INC.


                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              --------------------

                  The undersigned, being a duly elected officer of Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending the Third Amended and Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  1. That the name of the Corporation is Access Integrated Technologies, Inc.

                  2. The date of filing of the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 21, 2001. The date of filing of the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 19, 2001. The date of filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 14, 2001. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 31, 2000. The original name of the Corporation was Access Colo, Inc.

                  3. That the Board of Directors of the Corporation (the "Board"), by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation to effect a reverse stock split of the Corporation's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), Class C Common Stock, par value $.001 per share (the "Class C Common Stock") and Class D Common Stock, par value $.001 per share (the "Class D Common Stock" and together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the "Common Stock"), effective as of September 18, 2003 (the "Effective Date"), and shall be in respect of the stockholders of record at the closing of business on the Effective Date, pursuant to which holders of the Common Stock on such record date shall be issued new shares of the Corporation's Common Stock, representing the shares of Common Stock held by such stockholders on such record date, at the rate of one (1) share of new Common Stock for each five (5) shares of Common Stock held on such record date, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders holding the requisite number of shares of the Corporation's Common Stock for the approval thereof pursuant to Section 228 of the Delaware General Corporation Law of the Corporation for consideration thereof.

                  4. That the stockholders of the Corporation duly adopted said amendment in accordance with Section 228 of the Delaware General Corporation Law.

                  5. That the Third Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article FOURTH :

                   "Upon the Effective Date of this Certificate of Amendment, each five (5) shares of Class A, B, C and D Common Stock issued and outstanding on the Effective Date (the "Old Common Stock") shall be converted into one (1) share of Class A, B, C and D Common Stock, respectively (the "New Common Stock"), subject to the treatment of fractional share interests as described below. A holder of such five
          (5) shares shall be entitled to receive, upon surrender of a stock certificate or stock certificates representing such Old Common Stock (the "Old Certificates," whether one or more) to the Corporation for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. In lieu of such fractional shares, each holder of Class A, B, C and D Common Stock who or that would otherwise have been entitled to a fraction of a share of such common stock upon surrender of such holder's Old Certificates will be entitled to receive one whole share of such common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that any stockholder will not be entitled to receive more than one share of New Common Stock in lieu of fractional shares. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and registered in such name or names as such holder may direct, subject to compliance with applicable laws and the Third Amended and Restated Stockholders' Agreement, as amended, supplemented, restated or otherwise modified from time to time, among the Corporation and certain of its stockholders to the extent such designation shall involve a transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

                  6. That the amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified will be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, ACCESS INTEGRATED TECHNOLOGIES, INC. has caused this certificate to be signed by Gary S. Loffredo, its Senior Vice President, General Counsel and Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this 17th day of September, 2003.


                              ACCESS INTEGRATED TECHNOLOGIES, INC.



                              By /s/ Gary S. Loffredo
                                 --------------------------------------------
                                 Gary S. Loffredo
                                 Senior Vice President, General Counsel
                                    and Secretary